Exhibit 5.1

February 13, 2025

Petros Pharmaceuticals, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

Re: Petros Pharmaceuticals, Inc.

       Registration Statement on Form S-1, as amended (Registration No. 333-284495)

Ladies and Gentlemen:

We have acted as counsel to Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-284495) and the preliminary prospectus forming a part of the registration statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 24, 2025, as thereafter amended or supplemented (the “Registration Statement”). The Prospectus relates to the registration of the proposed offering of up to $20,000,000 of (i) units, each unit consisting of one share (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), one Series A Warrant (the “Series A Warrants”) to purchase .001 share of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.0001 per share (the “Series A Warrant Shares”), convertible into shares of the Company’s Common Stock (“Conversion Shares”) and one Series B Warrant (the “Series B Warrants” and together with the Series A Warrants, the “Series Warrants”) to purchase .001 share of Series B Preferred Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Series Warrants Shares”); and (ii) pre-funded units, each pre-funded unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”), one Series A Warrant and one Series B Warrant. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Warrants, the Series B Warrants, the Series A Warrant Shares and the Series B Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof (together, the “Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company (the “Board”) related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the securities purchase agreement to be entered into by and among the Company and the purchaser named therein (the “Securities Purchase Agreement”); (v) the form of Pre-Funded Warrant; (vi) the form of Series A Warrant; (vii) the form of Series B Warrant; (viii) a certificate executed by an officer of the Company, dated as of the date hereof; (ix) the Certificate of Designations submitted to the Secretary of State of Delaware on February 13, 2025; and (x) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have also assumed that, at the time of the issuance of the Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board referred to above will not have been modified or rescinded; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus; and (iv) the Securities Purchase Agreement will have been duly authorized and validly executed and delivered by the parties thereto and will be enforceable against the parties thereto in accordance with its terms.

The opinion expressed herein is limited to the Delaware General Corporation Law. We have not considered, and express no opinion, as to the laws of any other state or jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Pre-Funded Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligations of the Company.

3.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Series Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Series Warrants will constitute valid and legally binding obligations of the Company.

4.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Pre-Funded Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Pre-Funded Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

5.

When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Series Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Series Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Series Warrants, the Series Warrant Shares will be validly issued, fully paid and non-assessable.

6.

Following the date on which the Company obtains stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company including, but not limited to, with respect to (i) the issuance of all of the shares of Common Stock issuable upon conversion of the Series A Warrant Shares and Series B Warrant Shares upon the exercise the Series A Warrants and Series B Warrants, respectively, in accordance with their respective terms (including adjustment provisions set forth therein), and (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, if necessary, sufficiently increase the number of shares of Common Stock authorized for issuance to cover the conversion of all then-outstanding shares of Preferred Stock into shares of Common Stock, the Conversion Shares, if and when issued and delivered by the Company in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

The opinions expressed herein as to the validity and legally binding obligation of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP